Exhibit 4.23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LIMINAL BIOSCIENCES INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO LIMINAL BIOSCIENCES INC. IF PUBLICLY DISCLOSED.

AMENDED AND RESTATED LICENSE AGREEMENT
PPPS PROCESS

PROMETIC LIFE SCIENCES INC.

- and -

HEMATECH BIOTHERAPEUTICS INC. ([***])

May 7, 2012

TABLE OF CONTENTS

Article 1 DEFINITIONS; INTERPRETATION AND RULES OF CONSTRUCTION5

1.1Definitions5

1.2Interpretation/Rules of construction12

Article 2 LICENSE GRANTS13

2.1Licensor’s Grant13

2.2Licensee’s Grant15

2.3Licensee’s Option16

Article 3 SUBLICENSING, DISTRIBUTION AND RESELLING17

3.1Appointment of Resellers17

3.2Enforcement18

Article 4 STEERING COMMITTEE18

4.1Steering Committee18

Article 5 INTELLECTUAL PROPERTY18

5.1Disclosures18

5.2Ownership of Intellectual Property19

5.3Joint Intellectual Property19

5.4Prosecution and Maintenance19

5.5Assistance19

5.6Description as Authorized Licensee20

5.7No Challenge20

5.8Infringement by a Third Party20

5.9Infringement Actions by Third Parties21

Article 6 PAYMENTS AND ROYALTIES21

6.1Payments21

6.2Royalty Payments (Plasma-Derived Product, Excluding [***]Product)23

6.3Payments; Royalty Statements23

6.4Interest on Late Payment24

6.5Substitution of [***]Product24

Article 7 LICENSEE'S OBLIGATIONS24

7.1Compliance with Local Laws24

7.2Development24

Article 8 BOOKS AND RECORDS24

8.1Financial Records24

8.2Audit Rights25

Article 9 REPRESENTATIONS AND WARRANTIES25

9.1By the Licensor25

9.2By the Licensee26

- ii -

9.3Limitation of Damages27

9.4Disclaimer of Warranties27

9.5Allocation of Risks28

Article 10 INDEMNIFICATION28

10.1General Indemnification28

10.2Conditions to Indemnification29

10.3Exception29

10.4Cooperation29

10.5Resellers29

10.6Insurance29

10.7Survival30

Article 11 COMPLAINTS AND CORRECTIVE ACTIONS31

11.1Complaints31

11.2Certain Corrective Actions31

Article 12 CONFIDENTIALITY, NON-USE AND NON-DISCLOSURE31

12.1Confidentiality, Non-Disclosure and Non-Use Obligations31

12.2Permitted Disclosures32

12.3Non-disclosure of Information as regards the Agreement32

12.4No Rights32

12.5Compliance with Confidentiality Obligations32

12.6Injunction32

Article 13 TERM AND EARLY TERMINATION33

13.1Term33

13.2Termination33

13.3Termination by Licensor34

13.4Notice of Termination34

Article 14 RIGHTS AND OBLIGATIONS UPON TERMINATION34

14.1Generally34

14.2Survival of Certain Rights and Obligations35

Article 15 REASONABLE COMMERCIAL EFFORTS35

Article 16 DISPUTE RESOLUTION36

16.1Notice; Negotiation36

16.2Governing Law and jurisdiction37

16.3Scope of Authority and Relationship37

16.4Assignment; Successors and Assigns37

16.5Language38

16.6Notices38

16.7Amendment of Agreement39

16.8Waiver and Notice of Breach39

16.9Further Assurances39

16.10Third Parties39

- iii -

16.11Severability39

16.12Counterparts and Fax Signatures39

16.13Press Releases / Required Disclosures40

16.14Liabilities of Licensor Party40

AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT (this “Agreement”) is dated and entered into as of the 7th  day of May, 2012 (the “Effective Date”) by and between:

PROMETIC LIFE SCIENCES INC., a corporation existing under the laws of Canada, having a place of business at 531, boulevard des Prairies, edifice 15, Laval, Quebec, Canada H7V 1B7
(the “Licensor”) - and - Licensor’s Affiliates named in Exhibit A annexed hereto; (the “Licensor’s Affiliates”)
- and -
HEMATECH BIOTHERAPEUTICS INC. [***], a corporation to be incorporated under the laws of Taiwan, represented by [***];

(the “Licensee”).

(The Licensor and the Licensor’s Affiliates are collectively referred to as “Licensor Party”; Each of Licensor, Licensor’s Affiliates and Licensee is hereinafter referred to as a “Party” and collectively as the “Parties”).

WHEREAS, the Licensor Party owns or controls Intellectual Property rights which relate to a plasma fractionation process comprising (1) the use of chromatography adsorbents as capture steps, applied in a preferred and optimized sequence, for the extraction of proteins from human plasma; and (2) downstream processing steps for the purification to bulk active of the proteins extracted from plasma using the above-mentioned capture steps sequence;

WHEREAS, the Licensor Party wishes to grant certain rights in and to the Licensor’s Technology to the Licensee in order to allow the Licensee to manufacture Plasma-Derived Products (as hereinafter defined), all subject to and in accordance with the terms and conditions hereof;

WHEREAS, the Parties wish to actively develop and commercially exploit such plasma proteins, in bulk intermediate, bulk active or finished form, all in accordance with the terms and conditions hereof; and

WHEREAS, the Parties acknowledge that the [***]

WHEREAS, the Parties, directly or via an Affiliate, shall enter into a [***];

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1
DEFINITIONS; INTERPRETATION AND RULES OF CONSTRUCTION

1.1	Definitions

In this Agreement, in addition to other defined terms set forth in this Agreement, the following capitalized terms and expressions shall have the following meanings, respectively:

1.1.1

“Affiliate” means, with respect to any Person, at the time of determination, any Person that directly or indirectly controls, is controlled by or is under common control with such Person; “Control” shall in this context means the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of greater than fifty percent (50%) of the voting stock or other voting interests in the Person in question, by contract or otherwise;

1.1.2	“Agreement” means this license agreement, including all schedules attached hereto, as may be modified, amended, supplemented or restated from time to time;
1.1.3

“Applicable Law” means all laws, schedules, regulations, rules or order of any national, federal, state, local or other jurisdictional governmental entity or authority applicable to the authorities contemplated by this Agreement;

1.1.4

“BLA” means a “Biologic License Application” as defined in the United States Food, Drug and Cosmetic Act, as amended, and applicable FDA rules and regulations or, as the case may be, the foreign equivalent thereof in a country outside of the USA, according to which a biological product is approved for marketing under the Applicable Law;

1.1.5

“Bulk Active” means, as regards a Plasma Protein, the bulk fraction containing such plasma protein that meets the required level of purity, viral safety or quality assurance and control, purified from the related Bulk Intermediate and that is ready to be formulated in a finished formulation;

1.1.6

“Bulk Intermediate” means, as regards a Plasma Protein, the bulk fraction obtained directly from the application of the related Primary Capture Step of the PPPS Backbone, as applicable, to the Raw Material and containing a high concentration of such plasma protein, before being subjected to a Downstream Process to produce Bulk Active of such product;

1.1.7

“cGMP” means the practices, standards and guidelines published as good manufacturing practices for drug manufacturers, in the form of (i) laws or regulations; or (ii) guidance documents which are implemented within the pharmaceutical manufacturing industry, as applicable; and as same are in effect from time to time during the Term;

1.1.8	“Calendar Year” means the period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31 of any calendar year;
1.1.9	“CMC” means data and documentation related to the chemistry, manufacture and controls necessary to commercialize a Plasma-Derived Product;
1.1.10

“Confidential Information” means all information which is not generally known to the public, whether or not identified as “confidential”, including the contents of this Agreement, research program, material, data, know-how, formulations, techniques, equipment, methods, results, information regarding sources of supply, business plans, partners, clients, potential agreements and the existence, scope and activities of any research, development, manufacturing, marketing, or other projects, patent applications, trade secrets and other similar information with like characteristics and all copies and tangible embodiments thereof (in whatever form or medium); provided, however, that the foregoing shall not be considered Confidential Information if it: (i) is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement or any other written agreement between the Parties; (ii) was known by the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Disclosing Party; (iii) is or becomes available to the Disclosing Party on a non-confidential basis from a source other than the Disclosing Party unless the Receiving Party knows that such source is prohibited from disclosing the information to the Receiving party by a contractual, fiduciary or other legal obligation to the Disclosing Party; or (iv) is shown by dated written records to have been developed by the Receiving Party without reference or reliance upon the Confidential Information provided by the Disclosing Party and without violation of the terms and conditions of this Agreement;

1.1.11	“Development Plan” means [***];
1.1.12

“Disclosing Party” means any Party to this Agreement which provides Confidential Information to the Receiving Party in the course of discussions or business dealings with the Disclosing Party or by providing physical or electronic access (if any) to its premises or materials;

1.1.13	“Downstream Process” means [***];
1.1.14	[***];
1.1.15	“FDA” means the United States Food and Drug Administration or any successor or replacement entity thereof;

1.1.16	“Field” means [***];
1.1.17	“First Commercial Sale” [***];
1.1.18

“Governmental Authority” means any (a) nation, region, state, county, city, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization exercising judicial, legislative or regulatory power or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature of any federal, state, local, municipal, foreign or other government.

1.1.19	“Governmental Authorization” means any approval, consent, ratification, waiver, license, permit, registration or other authorization issued or granted by any Governmental Authority.
1.1.20	“[***]” means [***];
1.1.21	[***];
1.1.22

“IND” means an “Investigational New Drug” application, as defined in the United States Food, Drug and Cosmetic Act, as amended, and applicable FDA rules and regulations or the equivalent thereof in a country outside of the USA;

1.1.23

“Intellectual Property” means all intellectual property rights, anywhere in the world, including rights to (i) inventions (whether patentable or not, and whether or not reduced to practice), all improvements thereto, patent applications, patents, including re-issue, re-examination, renewal, extension or division thereof, continuation and continuations in part; (ii) copyrights; (iii) designs, industrial designs; (iv) trademarks, services marks, logos, trade names and corporate names, together with all adaptations, translations, derivations, and combinations thereof (including all goodwill associated therewith); (v) Confidential Information, including know-how and trade secrets; (vi) integrated circuit topographies; and (vii) any applications for the registration and protection of any of the foregoing;

1.1.24	“Judgment” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.
1.1.25	“Licensee’s Intellectual Property” means all Intellectual Property concerning the Licensee’s Technology;
1.1.26	“Licensee’s Technology” means the following technology relating to:
(i)

the manufacturing of the Plasma Proteins from the Bulk Active form to the finished form conceived, developed, reduced to practice, licensed or acquired by or on behalf of the Licensee from a Third Party following the

Effective Date as well as any and all data, including clinical data collected by or on behalf of the Licensee during the Term in relation with the Plasma-Derived Products, but specifically excluding any and all Licensor’s Technology, Confidential Information as well as any Intellectual Property related thereto;

1.1.27	“Licensor’s Intellectual Property” means all Intellectual Property covering the Licensor’s Technology;
1.1.28	“Licensor’s Technology” means the following technology:
(i)	[***];
(ii)	[***];
(iii)	[***];
(iv)	[***];
(v)	[***];
(vi)	[***]; and
(vii)	[***]
1.1.29	“Net Sales” means [***];

[***];

1.1.30	“PPPS Backbone” [***];
1.1.31

“Patents” means (i) any and all patents and patent applications relating to the Licensor’s Technology including but not limited to those listed in Schedule 1.1.31, any patents issued from such applications and any divisions, continuations, continuations-in-part, re-issues, re-examinations, patents of importation, patents of addition, extensions and foreign counterparts to any of the foregoing; and (ii) any and all patents or patent applications claiming priority from any patents or patent applications referred to in (i), in all cases owned or controlled by Licensor or any of its Affiliates;

1.1.32	“Optional Plasma Proteins” means [***];
1.1.33

“Optional Product” means any of the Optional Plasma Proteins, or a combination thereof, whether in Bulk Intermediate, in Bulk Active or finished form, in all cases extracted and purified by Licensee using a Resin, the PPPS Backbone and/or Downstream Process;

1.1.34	“Person” means any individual, corporation, cooperative organization, company, partnership, unincorporated association or entity, trust, joint venture, estate,

governmental or regulatory body or authority, judicial entity or authority or legal entity of whatever nature;
1.1.35	“Plasma-Derived Products” means any of the Plasma Proteins[***];
1.1.36	“Plasma Proteins” means[***]; “Plasma Protein” [***];
1.1.37	“[***]Product” means [***];
1.1.38	“Primary Capture Step” means [***];
1.1.39	“Process” means [***];
1.1.40	“Production Facility” means [***];
1.1.41	“Raw Material” means pooled human blood plasma;
1.1.42

“Receiving Party” means any Party to this Agreement which receives Confidential Information from the Disclosing Party in the course of discussions or business dealings with the Disclosing Party or through physical or electronic access (if any) to the premises or materials of the Disclosing Party;

1.1.43	“Regulatory Approval” means the product license or marketing approval necessary as a prerequisite for marketing a Plasma-Derived Product in a particular country;
1.1.44

“Regulatory Body” means any agency or organization responsible in a jurisdiction for the regulation of medicinal products derived from human plasma or having authority over the testing and marketing of pharmaceutical and biological products generally, including the FDA, EMEA and the World Health Organization;

1.1.45	“Reseller” means a Third Party who shall enter into a Reselling Agreement (as such term is further defined in Section 3.1 herein) with the Licensee to offer for sale and sell a Plasma-Derived Product;
1.1.46	“Resin” means [***];
1.1.47

“Site Master File” means the documentation required as part of the licensing procedures (market authorization) by any Regulatory Body having jurisdiction over such licensing, for the Plasma-Derived Products, including, without limitation, details of the manufacturing building, location, construction, service facilities and environment, which is kept in an independent file;

1.1.48	“Substitute Product” means [***];
1.1.49	“Tech Transfer Plan” means [***];
1.1.50	“Territory” means Taiwan; and

1.1.51	“Third Party” means any Person other than the Licensor Party and the Licensee and their Affiliates.
1.2	Interpretation/Rules of construction
1.2.1

Elements of this Agreement.  When a reference is made in this Agreement to the Preamble, a Section or a Schedule, such reference is to the Preamble to, a Section of, or an Appendix to this Agreement, unless otherwise indicated.

1.2.2

Meaning of “Include” and Variations Thereof.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation”.

1.2.3

Appendices.  The Appendices to this Agreement are hereby incorporated to this Agreement by this reference. If any provision of this Agreement is inconsistent with a provision of an Appendix, the provisions of this Agreement shall govern and prevail.

1.2.4

Gender; Singular and Plural.  Any reference in this Agreement to any gender shall include both genders and the neuter.  Words herein importing the singular number only shall include the plural and vice versa.

1.2.5	Headings. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
1.2.6	Currency. All references to currency herein are to lawful money of the United States of America (the “USA”).

Article 2
LICENSE GRANTS

2.1	Licensor’s Grant

Subject to the terms and conditions set forth in this Agreement, the Licensor Party hereby grants to the Licensee during the Term:

(i)	[***];
(ii)	[***]; and
(iii)	[***].

For greater clarity, and notwithstanding anything herein to the contrary, Licensor Party undertakes not to grant any rights under Licensor’s Technology to a Third Party which would allow said Third Party to commercialize Plasma-Derived Products in the Field and Territory or otherwise impair Licensee’s rights to exclusively commercialize the Plasma-Derived Products in the Field and Territory.

Undertakings; Limitations

(a)

The Licensee shall not have any right under Licensor’s Intellectual Property other than those expressly set forth in Section 2.1, all other rights being retained by the Licensor Party.  For avoidance of doubt:

(i)

nothing under this Agreement shall be construed or interpreted as restricting the Licensor Party from, directly or indirectly through sublicensees, using, developing or otherwise granting or authorizing the use, development and the [***], including Plasma-Derived Products outside of the Territory;

(ii)	[***]; and
(iii)

subject to otherwise expressly provided in the [***]Agreement to be entered into between Licensee and Licensor, nothing under this Agreement shall be construed or interpreted as granting or authorizing the Licensee under the Licensor’s Intellectual Property to use the PPPS Backbone and/or a Downstream Process to [***].

(b)

The Licensee undertakes to use the  Licensor’s Technology only as licensed under this Agreement and only as long as licensed under this Agreement, and in each case, in accordance with the terms and conditions of this Agreement.

(c)	[***]
(d)

Subject to the terms of this Agreement, if at any time either of Licensee or Licensor (and/or its Affiliates) desires to transfer or assign all or a portion of Licensee’s or Licensor’s Technology or Intellectual Property to a third party, Licensee or Licensor shall [***]

2.2	Licensee’s Grant
(a)	[***]
(b)	[***]
2.3	Licensee’s Option
(a)	[***];
(b)	[***];
(c)	[***];
(d)	[***];

[***]

Article 3
SUBLICENSING, DISTRIBUTION AND RESELLING

3.1	Appointment of Resellers

The Licensee shall have the right to appoint Resellers by granting each of them the same rights granted to Licensee pursuant to Sub-section 2.1 (ii) and
[***] ; provided that:

(i)	[***];
(ii)	[***];
(iii)	[***];
(iv)	[***]; and
(v)	[***]
(vi)	[***]
3.2	Enforcement

Licensee shall enforce the terms and conditions of each Reselling Agreement where appropriate, and if proceedings are initiated, shall consult with the Licensor and, as requested by the Licensor, keep the Licensor informed regarding progress of such proceedings.

Article 4
STEERING COMMITTEE

4.1	Steering Committee

[***][***]

Article 5
INTELLECTUAL PROPERTY

5.1	Disclosures

During the Term, Licensor undertakes to disclose to Licensee, Affiliates and sublicensees all Confidential Information as regards:

(i)	Licensor’s Technology to the extent strictly necessary to comply with its obligations under this Agreement; and

(ii)	tangible advances in, additions, enhancements, improvements and/or modifications made by or on behalf of such Party to Licensor’s Technology.
5.2	Ownership of Intellectual Property
(a)

Subject to the licenses and other rights granted to the Licensee by the Licensor Party under this Agreement, all rights, titles and interests in and to the Licensor’s Technology, including any Intellectual Property therein, shall vest exclusively in and to the Licensor Party.

(b)

Subject to the licenses and other rights granted to the Licensor by the Licensee under this Agreement, all rights, title and interest in and to Licensee’s Technology, including any Intellectual Property rights therein, shall vest exclusively in and to the Licensee[***].

5.3	Joint Intellectual Property

[***]

5.4	Prosecution and Maintenance

The Licensor shall be responsible, at its own expense, to use reasonable commercial efforts to prosecute and maintain the Patents within the Territory and for conducting any interference, reexamination, reissues, oppositions or request for patent term extension relating thereto, and shall have the discretion to conduct such activities as it deems appropriate.  Upon the Licensee’s request, the Licensor shall provide the Licensee with a report listing the Patents and describing the status thereof.

5.5	Assistance

Each of the Licensee and the Licensor shall render all reasonable assistance if so requested by the other in the prosecution of any present or future patent applications as regards their respective technologies in the Territory.  Each Party also shall render all reasonable assistance, if so requested by the other Party, in connection with and in support of any application for the extension of the terms of any patent, free of charge.

5.6	Description as Authorized Licensee

During the Term, the Licensee shall, where required by law, refer, describe and advertise itself only as a licensee of Licensor’s Technology.

5.7	No Challenge

Licensee recognizes and undertakes not to challenge the validity of one or more of the Patents.  If Licensee raises any action, claim or proceeding aimed at invalidating one or more of the Patents in contravention with the terms herein, the Licensor shall, notwithstanding any other recourse available to it under Applicable Laws, have the right to immediately terminate this Agreement upon written notice to Licensee.

5.8	Infringement by a Third Party
(a)	[***]
(b)	[***]
(c)	[***]
(d)	[***]
5.9	Infringement Actions by Third Parties
(a)	[***]
(b)	[***]
(c)	[***]

Article 6
PAYMENTS AND ROYALTIES

6.1	Payments
(a)	[***]

[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)	[***]
(c)	Performance

[***]

6.2	Royalty Payments (Plasma-Derived Product, Excluding [***]Product) and Profit Sharing for [***][***]
(a)	[***]
(b)	[***].
(c)	[***]
6.3	Payments; Royalty Statements
(a)

All payments made by Licensee or Licensor, as the case may be, under this Agreement shall be made in US dollars, subject to any applicable withholding taxes and duties under the Applicable Law, and such payments shall be made by check or wire transfer to one or more U.S. bank accounts to be designated in writing by the receiving Party.

(b)

The Licensee shall furnish the Licensor along with each Royalty Payment a written royalty statement in order to establish the accuracy of its determination of amounts payable (each a “Royalty Statement”).  For greater certainty, each Royalty Statement shall include a description and the quantity of the Plasma-Derived Products sold or otherwise disposed of, and a reasonably detailed calculation of the Royalty Payments made during the calendar quarter in questions.  The requirements of Royalty Statement set forth above shall apply mutatis mutandis to payments under the Profit-Sharing Right as provided in Section 6.2 above.

6.4	Interest on Late Payment

Any undisputed portion of a payment required hereunder that is made late (including undisputed unpaid portions if incomplete payment) shall bear interest at the rate of one percent (1%) per month.  Said interest shall only be applicable if Licensee or Licensor, as the case may be, fails to pay the undisputed outstanding amount [***]after written notice thereof.

6.5	Substitution of [***]Product

Article 7
LICENSEE'S OBLIGATIONS

7.1	Compliance with Local Laws

The Licensee undertakes to exercise its rights or perform its obligations under this Agreement in compliance with all Applicable Laws.  Without limiting the generality of the foregoing, the Licensee shall procure and maintain at its own expense all approvals, licenses, authorizations, permits and other rights necessary to the performance of its obligations under this

Agreement and at all times conduct its business in a manner so as to not bring discredit upon the reputation or negatively impact the Licensor’s business with respect to the PPPS Backbone, any Existing Downstream Process, any Improved Downstream Process and the Licensor. The Licensee further undertakes to cause any Reseller to undertake same obligations.

7.2	Development

The Licensee shall use best reasonably commercial efforts to cooperate with Licensor in the Development Plan and the Tech Transfer Plan.

Article 8
BOOKS AND RECORDS

8.1	Financial Records
(a)

The Licensee shall keep, and shall include in each Reselling Agreement a statement requiring each Reseller to keep, for a minimum of five years from the date of their origin, full, complete and accurate books and records pertaining to the sale of Plasma-Derived Product and covering all transactions against which royalties are paid or are derived, the whole in sufficient detail to permit the Licensor or its representatives to confirm the Royalty Payments and any other amounts owed to Licensor under this Agreement.

(b)

The Licensor shall keep for a minimum of five years from the date of their origin, full, complete and accurate books and records pertaining to the sale of [***]Products that are subject to the Profit-Sharing Right as set forth in Section 6.2 herein and covering all transactions against which royalties are paid or are derived, the whole in sufficient detail to permit the Licensee or its representatives to confirm the applicable payments under such Profit-Sharing Right.

8.2	Audit Rights
(a)

Upon reasonable prior written notice, the Licensee shall make such books of account and records available for inspection and audit during normal business hours at the principal offices of the Licensee for the sole purpose of determining whether appropriate accounting and payment have been made by the Licensee hereunder (the “Inspection”).  Such Inspection shall be conducted by an independent accounting firm appointed by the Licensor and acceptable to the Licensee.  The Licensor audit representative or such independent accounting firm shall be under confidentiality obligations to the Licensee to reveal to the Licensor only whether there is an error in such payment and, if so, the amount of such error, and no other information.  The Licensor shall bear the cost of any such Inspection; provided, that if the results of the audit reveal that the Licensee has underpaid the Licensor by more than five percent (5%), the Licensee shall reimburse the Licensor for the cost of such Inspection.  The Inspection shall be limited to the four (4) calendar quarters immediately preceding reception of the notice to inspect.

(b)	The Licensee shall include in each Reselling Agreement a statement requiring the Reseller to grant access to such records to an independent accountant acting on the Licensor’s behalf.
(c)	The Inspection right granted to Licensor as set forth in paragraph (a) above shall apply mutatis mutandis to the Licensee in respect of payments under the Profit-Sharing Right. [***]

Article 9
REPRESENTATIONS AND WARRANTIES

9.1	By the Licensor

The Licensor Party hereby represents and warrants to the Licensee as follows and acknowledges that the Licensee is relying upon such representations and warranties in entering into this Agreement:

(i)	Licensor Party owns or controls by itself or via Affiliates all the Intellectual Property in relation to the Licensor’s Technology and has the right to grant rights hereunder;
(ii)	[***];
(iii)	to the knowledge of the Licensor Party, as of the Effective Date, Licensor’s Technology does not infringe any valid patent of any Third Party;
(iv)	the Licensor Party has not granted licenses to any Third Party which are inconsistent with the licenses granted hereunder;
(v)	the Licensor Party, each (i) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and (ii) [***];
(vi)	[***]; and
(vii)

this Agreement has been duly executed and delivered by the Licensor Party and constitutes a legal, valid and binding obligation of the Licensor Party, enforceable against the Licensor Party in accordance with its terms.

9.2	By the Licensee

The Licensee represents and warrants to the Licensor as follows and acknowledges that the Licensor is relying upon such representations and warranties in entering into this Agreement:

(i)	[***];
(ii)	[***];
(iii)	[***];

(iv)	[***]; and
(v)

this Agreement has been duly executed and delivered by the Licensee and constitutes a legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with its terms.

9.3	Limitation of Damages

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SIMILAR DAMAGES WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.4	Disclaimer of Warranties

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO ANY TECHNOLOGY, PRODUCTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND OTHER THAN AS PROVIDED FOR IN THIS Article 9, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE LICENSOR DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE VALIDITY,  ENFORCEABILITY OR PATENTABILITY OF THE PATENTS. THE LICENSOR DOES NOT WARRANT NOR REPRESENT THAT THE LICENSOR’S TECHNOLOGY,  THE PRIMARY STEP PROCESS AND/OR THE DOWNSTREAM PROCESS WILL NOT INFRINGE THE INTELLECTUAL PROPRETY RIGHTS OF A THIRD PARTY.

9.5	Allocation of Risks

THE PARTIES AGREE THAT THE LIMITATION OF LIABILITY AND THE LIMITATION OF DAMAGES SET FORTH IN THIS SECTION ARE A REASONABLE ALLOCATION OF RISK AND A FUNDAMENTAL PART OF THE BASIS OF EACH PARTY’S BARGAIN HEREUNDER, AND NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT ABSENT SUCH LIMITATIONS. This Section shall not apply to the extent that applicable law specifically requires liability despite the foregoing exclusions and limitation.

Article 10
INDEMNIFICATION

10.1	General Indemnification
(a)

The Licensee shall indemnify, defend and hold harmless the Licensor and its employees, officers, directors and agents (collectively, the “Licensor Indemnified Parties”) from and against any and all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) (collectively, a “Liability”) [***]

(b)	The Licensor shall indemnify, defend and hold harmless the Licensee and its employees, officers, directors and agents (each, a “Licensee Indemnified Parties”) from and against any Liability [***]
10.2	Conditions to Indemnification
(a)

The obligations of the indemnifying Party under Section 10.1 are conditioned upon (i) the delivery of written notice to the indemnifying Party of any potential Liability; provided, however, that the indemnifying Party shall not be released from any obligation unless it is substantially damaged by the delay; (ii) the cooperation of the indemnified Party as provided for under Section 10.4; and (iii) the indemnified Party has not prejudiced the indemnified Party’s position in any way.

(b)

If any claim is asserted and the indemnifying Party fails to contest and defend such claim within a reasonable period of time after the indemnified Party’s notice is given, then the indemnified Party shall be entitled to take such reasonable action in connection therewith as the indemnified Party shall then deem necessary or desirable, including controlling the defense of such claim, and retaining counsel of its own choosing with the reasonable costs and expenses of such defense being borne by the indemnifying Party. The reimbursement for all reasonable costs and expenses incurred by an indemnified Party pursuant to this subsection shall be paid as and when incurred within thirty (30) days after receipt of an invoice therefore.

10.3	Exception

No indemnification shall be made to a Party to the extent any Liability arises out of, or results from (i) the breach by such Party of its obligations, covenants, representations or warranties under this Agreement or other agreements entered into between the Parties; or (ii) the negligence or willful misconduct of such Party.

10.4	Cooperation

The Parties shall co-operate fully with each other with respect to claims by a Third Party against the indemnified Party and shall keep each other fully advised with respect thereto (including supplying copies of all correspondence, demands, pleadings and other relevant documentation promptly as it becomes available).  Each Party undertakes to use all reasonable efforts to mitigate liabilities arising out of any claim for which indemnity is sought hereunder.

10.5	Resellers

Any and all Resellers shall agree in their respective Reselling Agreement to substantially the same indemnity as in Section 10.1 and the Licensor shall be made a Third Party beneficiary thereof with the right of enforcement.

10.6	Insurance
(a)	[***]

(i)	[***]
(ii)	[***]
(iii)	[***]
(iv)	[***]
(b)	[***]
(c)	[***]
10.7	Survival

The obligations of this Article 10 shall survive any termination or expiration of this Agreement after the expiration of all applicable statutes of limitation that could apply to any actions, claims, proceedings or demands that could be asserted by a Third Party.

Article 11
COMPLAINTS AND CORRECTIVE ACTIONS

11.1	Complaints

Licensee shall maintain a record of all complaints it receives with respect to the [***]Product.  Licensee shall notify Licensor in writing of any material complaint received by it in sufficient detail and within ten (10) days after the receipt thereof.

11.2	Certain Corrective Actions

In the event that any Regulatory Body having jurisdiction in the Territory shall order any change or corrective action, including a recall, with respect to any of the [***]Product then being manufactured, sold or distributed by the Licensee or if, notwithstanding that any such change or corrective action shall not have been ordered, the Licensee acting reasonably and in good faith believes, based on appropriate expert evidence or advice, that absent such change or corrective action it will be in violation of a rule of law or other regulatory requirement in any of the Territory applicable to it as the manufacturer or distributor of any of the [***]Product, then the Licensee, as the responsible product manufacturer with respect to such [***]Product in the applicable Territory, shall consult with Licensor to determine the nature and extent of its compliance with such order or any action, including a recall, to be taken notwithstanding the absence of any such order, as the case may be, provided that any such order relating to the safety or integrity of the [***]Product shall be resolved to the satisfaction of the regulatory authority issuing such order.  The Licensee shall advise the Licensor as promptly as practicable of the issuance of any such order against it and agree that Licensor will take an active role in responding to such order or in the corrective order to be taken. The Parties agree to collaborate in good faith to find an acceptable corrective action or appropriate response.

Article 12
CONFIDENTIALITY, NON-USE AND NON-DISCLOSURE

12.1	Confidentiality, Non-Disclosure and Non-Use Obligations
(a)

Except to the extent expressly authorized by this Agreement pursuant to Sections 12.2 and 12.3 or as otherwise agreed in writing, the Receiving Party shall keep all Confidential Information of the Disclosing Party strictly confidential and, except to the extent and for the express purposes permitted in this Agreement, shall not use such Confidential Information without the Disclosing Party’s prior written consent.

(b)

The Receiving Party shall be responsible for the performance of the obligations hereunder on the part of its employees and, as the case may be, its sublicensees. Each Party shall use the same degree of care in protecting the other Party’s Confidential Information as it uses to protect its own confidential information but, in any case, no less than reasonable care.

12.2	Permitted Disclosures

The Receiving Party shall be entitled to disclose the Confidential Information of the Disclosing Party:

(i)

to those of its officers, directors and employees having a need to know such information, who are bound by written confidentiality, non-use and non-disclosure obligations in favour of the Receiving Party no less onerous than those of this Article 12 and who are aware of the Receiving Party’s confidentiality obligations hereunder; or

(ii)

to the extent required in order to comply with Applicable Law or any order, rule or regulation of any court, governmental body or regulatory body of competent jurisdiction, provided that written notice of such requirement is promptly delivered to the Disclosing Party to allow the Disclosing Party an opportunity to seek a protective order or other appropriate remedy and the Receiving Party takes all steps reasonably available to protect the Confidential Information from further disclosure.

12.3	Non-disclosure of Information as regards the Agreement

Each Party shall be entitled to disclose material information about this Agreement for disclosures to tax authorities, provided that in connection with such disclosure, each Party agrees to use its reasonable efforts to secure confidential treatment of such information.  Any copy of this Agreement required to be disclosed to tax authorities shall be edited to delete pricing and other Confidential Information to the maximum extent permitted by law or the rules of the organizations referred to therein.

12.4	No Rights

The Licensor retains all worldwide rights, titles and interest in the Confidential Information pertaining to the Licensor’s Technology.

12.5	Compliance with Confidentiality Obligations

Each Party represents and warrants to the other that neither the execution and delivery of this Agreement by such Party nor the performance of such Party's obligations hereunder does or will conflict with or result in a breach or violation of any agreement or undertaking of confidentiality to which such Party is a signatory or by which such Party is bound.

12.6	Injunction

Each Party acknowledges that any violation by it of its obligations under this Article 12 may cause irreparable injury to the other Party for which damages may not be adequate compensation.  Therefore, in addition to all other remedies available at law or in equity, the non-violating Party will be entitled to seek injunctive relief in the event of a violation or threatened violation of this Article 12 by the other Party.

Article 13
TERM AND EARLY TERMINATION

13.1	Term
13.2	[***]Termination

This Agreement may be unilaterally terminated without penalty by Licensor or Licensee (in each case a “Terminating Party”; the other Party being the “Terminated Party”) in the manner set forth in Section 13.4 if at least one of the following occurs:

(i)

if the Terminated Party institutes any proceeding or takes any action or executes any agreement to authorize its participation in or commencement of any proceeding, or if any bona fide proceeding is commenced by a Third Party against or affecting the Terminated Party and such proceeding is not discharged within thirty (30) days from the commencement thereof, seeking (i) to adjudicate it a bankrupt or insolvent; (ii) liquidation, dissolution, winding-up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt; (iii) a proposal with respect to it under any law relating to bankruptcy, insolvency, liquidation, reorganization or compromise of debts or other similar laws (including, without limitation, the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada) or any similar statute of any jurisdiction, including any statute governing the existence of the Terminated Party); or (iv) the appointment of a receiver, trustee, manager, liquidator, interim receiver or manager, agent, custodian or other official with similar powers or functions for it or for any substantial part of its properties and assets;

(ii)

in the event of any material breach of this Agreement or any other agreement between the Licensor and the Licensee by the Terminated Party of any material terms and conditions of this Agreement, provided that when such breach is subject to cure, such breach has not been cured within [***] after written notice thereof is given to the Terminated Party; it being understood that failure to pay any amount owed under this Agreement shall be deemed to be a material breach of this Agreement;

13.3	Termination by Licensor

Notwithstanding the provisions of section 13.2, this Agreement may be terminated in whole or in part by Licensor upon providing to Licensee at least [***]prior written notice, in the event Licensee fails to pay the Payments specified in Section 6.1 above within the prescribed period.

13.4	Notice of Termination

A Terminating Party seeking to terminate this Agreement shall serve a notice of termination in writing and termination shall be effective immediately upon confirmation of such receipt by a facsimile confirmation sheet, courier documents or similar materials from the Terminated Party, [***].

Article 14
RIGHTS AND OBLIGATIONS UPON TERMINATION

14.1	Generally

Upon expiration or early termination of this Agreement for any reason:

(a)	[***]
(b)	[***]
(c)	[***]
(d)	[***]and
(e)	[***]
14.2	Survival of Certain Rights and Obligations

[***]

Article 15

REASONABLE COMMERCIAL EFFORTS

15.1	Subject to the terms and conditions provided herein, the Parties hereto each will use its reasonable commercial efforts to take, or cause to be taken (including [***], all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate as promptly as practicable the tasks contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including to: (i) obtain all Governmental Authorizations that are required to be obtained under any Applicable Law, (ii) lift or rescind any injunction, restraining order or other Judgment adversely affecting the ability of the parties to this Agreement to consummate the tasks contemplated by this Agreement; (iii) effect all necessary registrations and filings including filings and submissions of information requested or required by any Governmental Authority; and (iv) fulfill all conditions to this Agreement.  The Parties hereto further covenant and agree, with respect to any threatened or pending preliminary or permanent injunction or other Judgment or Applicable Law that would adversely affect the ability of the Parties to this Agreement to consummate the tasks contemplated by this Agreement, to use their respective best efforts to prevent the entry, enactment or promulgation thereof, as the case may be.  In no event, however, will either Party hereto be obligated to pay any money to any person or to offer or grant other financial or other accommodations to any person in connection with its obligations under this Article 15.

15.2

The Parties hereto will keep each other apprised of the status of matters relating to the completion of the respective tasks contemplated by this Agreement and work cooperatively in connection with obtaining the requisite Governmental Authorizations, including:  [***]

Article 16
DISPUTE RESOLUTION

16.1	Notice; Negotiation

Any dispute, disagreement, controversy or claim arising out of or in connection with this Agreement, including any question regarding their negotiation, existence, validity, interpretation, performance, breach or termination, which cannot be resolved by the Parties within thirty days of receipt of a notice of dispute, shall be referred to the Chief Executive Officers of the Parties who shall meet at a mutually agreed time and place, within thirty days of receipt of said notice of dispute, to attempt to resolve such dispute, disagreement, controversy or claim within such thirty day period, subject to obtaining any necessary corporate approvals of such resolution.

16.2	Governing Law and jurisdiction

This Agreement shall be governed by,  and construed in accordance with, the laws of the State of Maryland. Any controversy arising under or in relation to this Agreement and not resolved pursuant to the process contemplated by Section 15.1 above shall be brought [***]

16.3	Scope of Authority and Relationship

The relationship between the Licensee and the Licensor is that of independent contractors and neither this Agreement nor any act of the Parties hereunder or in accordance herewith creates or shall create any relationship of agency, master and servant, employment or partnership between the Parties hereto or between a Party and the employees of the other.  Neither the Licensee nor the Licensor shall act or attempt to act, or represent itself, directly or by implication, as agent, or representative of the other or in any manner assume or attempt to assume or create any obligation or liability of any kind, nature or sort, express or implied, on behalf of or in the name of the other.

16.4	Assignment; Successors and Assigns
(a)	[***]
(i)	[***]
(ii)	[***]
(b)	[***]
(c)	[***]
(d)	[***]
16.5	Language

This Agreement is drawn up in the English language.  If this Agreement is translated into another language, the English language text shall prevail.

16.6	Notices
(a)

Any notice or other documents required or permitted to be given under this Agreement shall be in writing and shall be delivered or sent by fax addressed to the Party to whom it is to be given at the address shown below or at such other address or addresses as the Party to whom such notice or document is to be given shall have last notified the other Party in accordance with the provisions of this subsection:

(i)	if to the Licensee at:
HEMAtech BIOTherapeutics INC. [***]

[***]

(ii)	if to the Licensor or Licensor Party at:

ProMetic life sciences Inc.

531, boulevard des Prairies, édifice 15

Laval, Québec

H7V 1B7

Fax:  [***]

Attention:  President

With a copy to: Legal Department at the above-mentioned address

(b)	Any such notice or other document shall:
(i)

if delivered in person, be deemed to have been received at the place of receipt on the date of delivery, provided that if such date is a day other than a business day in the place of receipt, such notice or document shall be deemed to have been given and received at the place of receipt on the first business day thereafter in the place of receipt; and

(ii)	if transmitted by fax, email or other electronic transmission be deemed to have been received at the place of receipt on the next business day in the place of receipt, following the day of sending.
16.7	Amendment of Agreement

None of the terms, conditions or provisions of this Agreement shall be held to have been changed, waived, varied, modified or altered by any act or knowledge of either Party, their respective agents, servants or employees, unless done so in writing signed by both Parties.

16.8	Waiver and Notice of Breach

No waiver on behalf of either Party of any breach of the provisions hereof shall be effective or binding on such Party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such Party's rights with respect to any future breach of any of the provisions in this Agreement.

16.9	Further Assurances

Each of the Parties covenants and agrees that it and its successors and permitted assigns will execute such further reasonable documents and do and perform or cause to be done and performed such further and other reasonable acts as may be necessary or desirable from time to time in order to give full effect to the provisions of this Agreement.

16.10	Third Parties

Nothing in this Agreement, whether expressed or implied, is intended to confer nor shall confer upon any Person other than the Parties hereto (and with respect to the indemnification provisions herein, to the respective directors, officers or employees referred to in such indemnification provisions) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

16.11	Severability

If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provision of this Agreement to the extent permitted by law shall remain in full force and effect.  In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purposes hereof.  To the fullest extent permitted by law, the Parties to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

16.12	Counterparts and Fax Signatures

This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed an original instrument, but all such counterparts together will constitute one and the same agreement. The Parties agree that signatures delivered via fax, shall be binding as if they were original signatures.

16.13	Press Releases / Required Disclosures

[***]

16.14	Liabilities of Licensor Party

For clarity, each of the Licensor Party shall be jointly and severally liable with each other to the Licensee the due and punctual performance of each obligations of the Licensor and Licensor’s Affiliates contained in this Agreement.  Each of the Licensor Party acknowledges and agrees that they are acting as the primary obligor on joint and several basis under this Agreement.  The obligations of Licensor Party under this Section 16.14 are continuing obligations and are not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or merger or consolidation with any other person of, or the bankruptcy or analogous proceedings relating to, any Licensor Party.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date set forth above.

PROMETIC LIFE SCIENCES INC.		HEMATECH BIOTHERAPEUTICS INC. ([***] represented by [***]
By:	/s/ Pierre Laurin	By:	/s/ Chi-Shean Chan
	Name: Pierre Laurin		Name:
	Title: President & CEO		Title:

Licensor’s Affiliates

PROMETIC BIOSCIENCES LTD

By:/s/Bruce Pritchard

Name: Bruce Pritchard

Title: CFO

PROMETIC BIOTHERAPEUTICS, INC.

By:/s/ Patrick Sartore

Name: Patrick Sartore

Title: Corporate Secretary

PROMETIC BIOTHERAPEUTICS LTD

By:/s/ Pierre Laurin

Name: Pierre Laurin

Title: President

EXHIBIT A

Licensor’s Affiliates

PROMETIC BIOSCIENCES LTD

PROMETIC BIOTHERAPEUTICS, INC.

PROMETIC BIOTHERAPEUTICS LTD

Schedule 1.1.11

Development Plan

[***]

Schedule 1.1.31

PatentS

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]